Exhibit 99.1

NEWS RELEASE

CONTACT:

Jason Korstange

(952) 745-2755
www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports 2006 Annual Earnings and EPS ($1.90)

2006 YEAR END HIGHLIGHTS

•                  Diluted earnings per share of $1.90

•                  Net income of $244.9 million

•                  Return on average assets of 1.74 percent

•                  Return on average common equity of 24.37 percent

•                  Board declares quarterly dividend increase of 5.4 percent to 24.25 cents per share

•                  Average Power Assets® increased by $1.3 billion, or 14 percent

•                  Average Power Liabilities® increased by $929 million, or 11 percent

•                  Increased deposit accounts by 130,417, or 6 percent, to 2,426,616

•                  Opened 19 new branches

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months Ended December 31,			Year Ended December 31,
	2006	2005	Change	2006	2005	Change
Net income	$53,733	$65,540	(18.0)%	$244,943	$265,132	(7.6)%
Diluted earnings per common share	.42	.50	(16.0)	1.90	2.00	(5.0)

Financial Ratios (1)
Return on average assets	1.49%	2.01%		1.74%	2.08%
Return on average common equity	20.68	27.09		24.37	28.03
Net interest margin	4.07	4.31		4.16	4.46
Net charge-offs as a percentage of average loans and leases	.24	.16		.17	.29

(1)  Annualized.

WAYZATA, MN, January 24, 2006 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported diluted earnings per share of $1.90 for 2006, down 5 percent from $2.00 in 2005.  Net income for 2006 was $244.9 million, compared with $265.1 million for 2005.  Net income for 2006 included $5.8 million in pre-tax gains on sales of buildings and mortgage servicing rights and a $6.1 million reduction of income tax expense for a combined after-tax impact of eight cents per diluted share.  2005 net income included $24.3 million in pre-tax gains on sales of buildings and mortgage-backed securities, a $3.3 million commercial loan recovery and a $14 million reduction in income tax expense for a combined after-tax impact of 25 cents per diluted share.

Diluted earnings per share was 42 cents for the 2006 fourth quarter, compared with 50 cents for the same 2005 period, a decline of 16 percent.  The fourth quarter of 2006 net income included an $851 thousand, or one cent per diluted share, reduction in income tax expense.  Net income for the fourth quarter of 2005 included $3.5 million in pre-tax gains on sales of buildings and branches and an $8.8 million reduction in income tax expense for a combined after-tax impact of nine cents per diluted share.

Dividend Increase

TCF’s Board of Directors has announced, for the sixteenth consecutive year, an increase in the regular quarterly dividend to 24.25 cents per common share, effective for the first quarter of 2007.  This represents a 5.4 percent increase over the 2006 quarterly dividend of 23 cents per common share.  The dividend is payable on February 28, 2007 to common stockholders of record at the close of business on February 2, 2007.  TCF’s 10-year compounded dividend growth rate is the 5th highest among the 50 largest banks in the country.

Chief Executive Officer’s Statement

“TCF recorded its second best year in earnings per share despite an interest rate environment that was not favorable,” said Lynn A. Nagorske, Chief Executive Officer.  “In 2006, TCF continued to experience strong Power Asset growth and good growth of lower interest cost retail and small business deposits,” said Nagorske.

Total Revenue

($ in thousands)	Three Months Ended December 31,		Change		Year Ended December 31,		Change
	2006	2005	$	%	2006	2005	$	%
Net interest income	$135,887	$129,282	$6,605	5.1	$537,530	$517,690	$19,840	3.8
Fees and other revenue:
Fees and service charges	66,735	67,628	(893)	(1.3)	270,166	262,636	7,530	2.9
Card revenue	23,485	21,419	2,066	9.6	92,084	79,803	12,281	15.4
ATM revenue	9,019	9,557	(538)	(5.6)	37,760	40,730	(2,970)	(7.3)
Investments and insurance	2,087	2,339	(252)	(10.8)	10,695	10,665	30.3
Total banking fees and other revenue	101,326	100,943	383.4		410,705	393,834	16,871	4.3
Leasing and equipment finance	15,165	15,405	(240)	(1.6)	53,004	47,387	5,617	11.9
Other	2,340	8,590	(6,250)	(72.8)	25,755	26,350	(595)	(2.3)
Total fees and other revenue	118,831	124,938	(6,107)	(4.9)	489,464	467,571	21,893	4.7
Gains on sales of securities	-	-	-	-	-	10,671	(10,671)	(100.0)
Total non-interest income	118,831	124,938	(6,107)	(4.9)	489,464	478,242	11,222	2.3
Total revenue	$254,718	$254,220	$498.2		$1,026,994	$995,932	$31,062	3.1

Net interest margin (1)	4.07%	4.31%			4.16%	4.46%
Fees and other revenue as a % of:
Total revenue	46.65	49.15			47.66	46.95
Average assets (1)	3.29	3.82			3.48	3.67

(1) Annualized.

Net Interest Income

TCF’s net interest income in 2006 was $537.5 million, up $19.8 million, or 3.8 percent, from 2005. Net interest margin in 2006 was 4.16 percent, compared with 4.46 percent for 2005.  The increase in net interest income in 2006 was primarily attributable to an increase of $1.3 billion, or 11.2 percent, in average interest-earning assets, partially offset by the 30 basis point decline in net interest margin.

TCF’s net interest income in the fourth quarter of 2006 was $135.9 million, up $6.6 million, or 5.1 percent, from the fourth quarter of 2005.  Net interest margin in the fourth quarter of 2006 was 4.07 percent, compared with 4.31 percent last year and 4.11 percent in the third quarter of 2006.  The decreases in net interest margin from 2005 and the third quarter of 2006 were primarily due to the continued customer preference for lower-yielding fixed-rate loans and higher-cost market-rate deposits, largely due to the flat or inverted yield curve which persisted throughout 2006, and the growth of higher interest-cost borrowings.

In December 2006, TCF lengthened the maturities of $500 million of borrowings at a weighted average fixed rate of 4.29 percent.  In January 2007, TCF lengthened the maturities of an additional $300 million of borrowings at a weighted average fixed rate of 4.48 percent.  These actions on long-term borrowings will reduce TCF’s interest expense as they replace short-term borrowings with current interest rates of approximately one percent higher than the average rate on the new long-term borrowings.

Non-interest Income

Total non-interest income was $489.5 million for 2006, up $11.2 million, or 2.3 percent, from 2005. Fees and service charges were $270.2 million for 2006, up $7.5 million, or 2.9 percent, from 2005, primarily due to the growth in deposit accounts.  Card revenues totaled $92.1 million for 2006, up $12.3 million, or 15.4 percent, from 2005 primarily due to an increase in active accounts and customer transaction volumes.  ATM revenue was $37.8 million, down $3 million from 2005.  The decline in ATM revenue was primarily attributable to continued declines in fees charged to TCF customers for use of non-TCF ATM machines due to expansion of TCF’s ATM network and growth in TCF’s fee free checking products, partially offset by the increased number of TCF customers.  Leasing and equipment finance revenues were $53 million for 2006, up $5.6 million, or 11.9 percent, from 2005, primarily due to an $8.5 million increase in operating lease revenues, partially offset by a $3.7 million decrease in sales-type revenue.  Sales-type revenues may fluctuate from period to period based on customer driven factors not within the control of TCF. During 2005, TCF sold $1 billion of mortgage-backed securities and realized gains of $10.7 million, and had no such sales or gains in 2006.  At December 31, 2006, the unrealized pre-tax loss on TCF’s securities available for sale portfolio was $33.3 million.

Total non-interest income in the fourth quarter of 2006 was $118.8 million, down $6.1 million, or 4.9 percent, from the fourth quarter of 2005.  Fees and service charges were $66.7 million, down 1.3 percent from the fourth quarter of 2005 primarily due to lower consumer spending and lower overdraft incident rates.  Card revenues totaled $23.5 million for the fourth quarter of 2006, up 9.6 percent over the same period in 2005.  Other revenues were $2.3 million for the fourth quarter of 2006, down $6.3 million from the same period of 2005.  This decrease was primarily due to a $3.1 million decrease in mortgage banking revenue relating to the exit from this business in the first quarter of 2006 and a $3.5 million decrease in gains on sales of buildings and branches.

Branches

TCF opened 19 new branches during 2006, including ten traditional branches, five supermarket branches, and four campus branches.  TCF has now opened 148 new branches since January 2001, representing nearly one-third of TCF’s 453 total branches.  During the fourth quarter of 2006, TCF opened seven new branches consisting of six traditional branches, including its first branch in Arizona, and one campus branch.  TCF closed 13 supermarket branches in the fourth quarter of 2006 primarily as a result of the sale of the supermarket stores.

TCF plans to open 20 new branches in 2007; consisting of 11 traditional branches, including six branches carried over from 2006 due to construction and municipal delays; six supermarket branches and three campus branches.  In order to improve the customer experience and enhance deposit and loan growth, TCF also plans to relocate nine branches, including seven traditional branches and two supermarket branches to improved locations and new facilities, and to remodel 15 existing supermarket branches in 2007.  In connection with the traditional branch relocation activities, the sale of existing real estate will produce significant gains in 2007, which will more than offset the increased operating costs of the new branches.

In November 2006, TCF entered into a definitive agreement to sell ten outstate Michigan branches with approximately $235 million of deposits.  TCF expects to record a pre-tax gain on the sale of these branches of approximately $29 million, or 15 cents per diluted share after-tax in 2007.

	December 31,	December 31,	December 31,
(# of branches)	2006	2005	2000
Total Branches
Minnesota	107	105	84
Illinois	195	202	167
Michigan	64	63	56
Colorado	44	42	12
Wisconsin	36	35	32
Indiana	6	6	1
Arizona	1	-	-
	453	453	352

New Branches*
Traditional	78	68
Supermarket	63	58
Campus	7	3
Total	148	129
% of Total Branches	33%	28%

*  New branches opened since January 1, 2001.

Additional information regarding the results of TCF’s new branches opened since January 1, 2001 is summarized as follows:

	At or For the Year Ended December 31,		Change
($ in thousands)	2006	2005	$	%
Number of deposit accounts	389,236	287,474	101,762	35.4
Average deposits:
Checking	$404,331	$298,706	$105,625	35.4
Savings	313,129	208,004	105,125	50.5
Money market	35,323	20,191	15,132	74.9
Subtotal	752,783	526,901	225,882	42.9
Certificates of deposit	437,708	186,889	250,819	134.2
Total deposits	$1,190,491	$713,790	$476,701	66.8

Total fees and other revenue (quarter ended)	$18,447	$15,291	$3,156	20.6
Total fees and other revenue (year ended)	$71,587	$55,028	$16,559	30.1

Power Assets®

Average Power Assets grew $1.3 billion, or 14.1 percent, in 2006.  TCF’s average consumer loan balances increased $757.6 million, or 15.8 percent; average commercial loan balances increased $257.1 million, or 9.7 percent; and average leasing and equipment finance balances increased $236.5 million, or 16.6 percent, from 2005.

	Average Balances for the Year Ended December 31,		Change
($ in thousands)	2006	2005	$	%
Loans and leases*:
Consumer home equity and other:
Home equity:
First mortgage lien	$3,561,922	$3,139,232	$422,690	13.5
Junior lien	1,948,739	1,615,742	332,997	20.6
Total consumer home equity	5,510,661	4,754,974	755,687	15.9
Other	36,711	34,763	1,948	5.6
Total consumer home equity and other	5,547,372	4,789,737	757,635	15.8
Commercial real estate	2,387,402	2,212,839	174,563	7.9
Commercial business	508,250	425,704	82,546	19.4
Total commercial loans	2,895,652	2,638,543	257,109	9.7
Leasing and equipment finance	1,659,807	1,423,264	236,543	16.6
Power Assets	$10,102,831	$8,851,544	$1,251,287	14.1

 *Excludes residential real estate loans, education loans held for sale and operating leases.

Power Liabilities®

Average Power Liabilities totaled $9.4 billion for 2006, with an average interest rate of 2.08 percent, an increase of $928.6 million, or 11 percent, from 2005.  The increase was primarily driven by increases in Premier Checking and Savings and certificates of deposit, partially offset by declines in other checking and savings deposits and a $69.8 million decline in non-interest bearing custodial deposits as a result of the sale of mortgage servicing rights.  TCF increased the total number of deposit accounts by 130,417, or 5.7 percent, in 2006 to 2,426,616 accounts, as compared with an increase of 80,186, or 3.6 percent, in 2005.

	Average Balances and Rates for the Year Ended December 31,		Change
($ in thousands)	2006	2005	$		%
Non-interest bearing deposits:
Retail	$1,513,121	$1,548,027	$(34,906)		(2.3)%
Small business	609,907	585,860	24,047		4.1
Commercial and custodial	232,725	311,497	(78,772)		(25.3)
Total non-interest bearing deposits	2,355,753	2,445,384	(89,631)		(3.7)
Interest-bearing deposits:
Premier checking	1,001,024	641,672	359,352		56.0
Other checking	864,316	1,026,017	(161,701)		(15.8)
Subtotal	1,865,340	1,667,689	197,651		11.9
Premier savings	899,067	427,070	471,997		110.5
Other savings	1,376,182	1,558,423	(182,241)		(11.7)
Subtotal	2,275,249	1,985,493	289,756		14.6
Money market	620,844	640,576	(19,732)		(3.1)
Subtotal	4,761,433	4,293,758	467,675		10.9
Certificates of deposit	2,291,002	1,740,440	550,562		31.6
Total interest-bearing deposits	7,052,435	6,034,198	1,018,237		16.9
Power Liabilities	$9,408,188	$8,479,582	$928,606		11.0

Average rate on deposits	2.08%	1.15%	93	bps	N/A
Total number of deposit accounts	2,426,616	2,296,199	130,417		5.7

N/A Not Applicable.

Non-interest Expense

Non-interest expense totaled $649.2 million for 2006, an increase of $42.3 million, or 7 percent, from 2005.  Compensation and employee benefits increased $15.3 million, or 4.7 percent, from 2005, primarily due to an $8.2 million increase from new branch expansion, an $8.2 million increase in other salaries and employee benefits, partially offset by lower performance-based incentive compensation.  Occupancy and equipment expenses increased $10.7 million, or 10.3 percent, from 2005, primarily due to $5.3 million associated with new branch expansion. Operating lease depreciation increased $7 million from 2005, primarily driven by a $39.7 million increase in average operating lease balances.  Other expenses totaled $151.4 million for 2006, up $8 million from 2005, primarily driven by a $2.3 million increase in card and internet processing expenses related to transaction increases and a $1.4 million increase in foreclosed real estate expense primarily due to net losses on sales in 2006 versus net gains in 2005.

Non-interest expense totaled $165.6 million for the 2006 fourth quarter, up $8.9 million, or 5.7 percent, from the fourth quarter of 2005.  Compensation and employee benefits increased $3.1 million, or 3.8 percent, from the fourth quarter of 2005, primarily due to new branch expansion totaling $1.8 million.  Occupancy and equipment expenses increased $2.1 million, or 7.5 percent, from the fourth quarter of 2005, primarily due to $1.1 million associated with new branch expansion.  Operating lease depreciation increased $1.8 million from the fourth quarter of 2005, primarily driven by a $36.1 million increase in average operating lease balances.  Other expenses increased $1.8 million, or 4.6 percent, from the fourth quarter of 2005, primarily driven by new branch expansion totaling $1.3 million and a $671 thousand increase in net real estate expense primarily due to the sale of real estate owned.

During the fourth quarter of 2006, TCF incurred approximately $1 million of severance and other exit costs related to the closure and consolidation of 13 branches, and other staff reductions.  “These actions will improve TCF’s efficiency in 2007,” said Nagorske.

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
($ in thousands)	2006	2005	$	%	2006	2005	$	%
Compensation and employee benefits	$85,811	$82,700	$3,111	3.8	$341,857	$326,526	$15,331	4.7
Occupancy and equipment	29,905	27,819	2,086	7.5	114,618	103,900	10,718	10.3
Advertising and promotions	6,235	6,088	147	2.4	26,926	25,691	1,235	4.8
Operating lease depreciation	4,000	2,164	1,836	84.8	14,347	7,335	7,012	95.6
Other	39,610	37,858	1,752	4.6	151,449	143,483	7,966	5.6
Total non-interest expense	$165,561	$156,629	$8,932	5.7	$649,197	$606,935	$42,262	7.0

Credit Quality

At December 31, 2006, TCF’s allowance for loan and lease losses totaled $58.5 million, or .52 percent of loans and leases, compared with $55.8 million, or .55 percent, at December 31, 2005 and $55.1 million, or .49 percent, at September 30, 2006.  The provision for credit losses for 2006 was $20.7 million, up from $8.6 million in 2005, primarily due to higher consumer net charge-offs, a $3.3 million recovery on one commercial business loan in 2005 and the $1.1 billion increase in total loans and leases.  Net loan and lease charge-offs in 2006 were $18 million, or .17 percent of average loans and leases, down from $28.2 million, or .29 percent, in 2005.  Excluding the charge-off of an $18.8 million investment in a leveraged lease, 2005 net charge-offs were $9.4 million, or .10 percent of average loans and leases.

The provision for credit losses was $10.1 million in the fourth quarter of 2006, up from $5.4 million in the fourth quarter of 2005, primarily due to higher consumer and leasing and equipment finance net charge-offs and provisions related to increases in commercial real estate non-accrual loans.  Net loan and lease charge-offs during the fourth quarter of 2006 were $6.6 million, or .24 percent of average loans and leases, up from $4.1 million, or .16 percent in the same period of 2005.

At December 31, 2006, TCF’s over-30-day delinquency rate was .63 percent, up from .43 percent at December 31, 2005 and .45 percent at September 30, 2006.  Non-accrual loans and leases were $43.2 million, or .38 percent of net loans and leases, at December 31, 2006, compared with $29.6 million, or .29 percent, at December 31, 2005 and $27.3 million, or ..25 percent at September 30, 2006.  Non-accrual loans increased primarily due to several Michigan commercial real estate loans.

Total non-performing assets were $65.6 million, or .45 percent of total assets, at December 31, 2006, up from $47.4 million, or .35 percent, at December 31, 2005 and $55.1 million, or .39 percent at September 30, 2006.  The increase in non-performing assets was primarily due to increases in commercial real estate non-accrual loans and residential real estate owned.

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2006	2005	2006	2005
Allowance for loan and lease losses:
Balance at beginning of period	$55,098	$54,531	$55,823	$75,393
Net (charge-offs) recoveries:
Consumer home equity	(3,100)	(1,784)	(7,346)	(4,892)
Consumer other	(1,611)	(2,062)	(4,802)	(3,970)
Total consumer	(4,711)	(3,846)	(12,148)	(8,862)
Commercial real estate	28	76	(189)	8
Commercial business	(168)	(157)	(469)	2,173
Leasing and equipment finance	(1,611)	(167)	(4,892)	(21,384)
Residential real estate	(166)	(10)	(271)	(91)
Total net charge-offs	(6,628)	(4,104)	(17,969)	(28,156)
Provision for credit losses	10,073	5,396	20,689	8,586
Balance at end of period	$58,543	$55,823	$58,543	$55,823

Accounting for Deposit Account Overdrafts

During the fourth quarter of 2006, TCF changed its accounting policy for deposit account overdrafts to a more preferred method under generally accepted accounting principles.  Previously, certain deposit account overdraft balances were presented net in deposits and net losses on uncollectible overdrafts were reported in deposit account losses in non-interest expense.  TCF now reports all overdraft balances in either consumer or commercial loans.  Net losses on uncollectible overdrafts are reported as net charge-offs in the allowance for loan and lease losses.  In addition, the portion of the allowance for loan and lease losses related to uncollectible deposit fees was transferred to other liabilities.  This accounting change had no impact on net income and all prior period amounts have been reclassified to conform to the new accounting policy.

Income Taxes

TCF’s income tax expense was $112.2 million for 2006, or 31.41 percent of pre-tax income, compared with $115.3 million, or 30.30 percent, for 2005.  The 2006 effective income tax rate increased over the 2005 rate primarily due to $6.1 million of reductions in income tax expense in 2006 for favorable developments involving uncertain tax positions, compared with $14 million of reductions in income tax expense in 2005.  Favorable developments included the closing of certain previous years’ tax returns, clarification of existing state tax legislation and favorable developments in income tax audits.

TCF’s income tax expense was $25.4 million for the fourth quarter of 2006, or 32.05 percent of pre-tax income, compared with $26.7 million, or 28.91 percent, for the comparable 2005 period.  The higher effective income tax rate for the fourth quarter of 2006 is primarily due to $851 thousand of reductions in income tax expense for favorable developments involving uncertain tax positions, compared with $8.8 million of reductions in income tax expense in the fourth quarter of 2005.

Capital

TCF repurchased 3.9 million shares of its common stock during 2006 at an average cost of $25.91 per share.  TCF has 2.8 million shares remaining in its stock repurchase programs authorized by its Board of Directors.

During the fourth quarter of 2006, TCF adopted SFAS No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans.  Total stockholders’ equity at December 31, 2006 was reduced by $13.3 million from the adoption of this Statement.

In November 2006, TCF retired 52.5 million shares of treasury stock, which reduced additional paid-in capital and retained earnings by $126.7 million and $876.7 million, respectively with an equal offset in treasury stock.

($ in thousands, except per-share data)	At December 31, 2006		At December 31, 2005
Stockholders’ equity	$1,033,374		$998,472
Stockholders’ equity to total assets	7.04%		7.46%
Book value per common share	$7.92		$7.46

Tier 1 risk-based capital	$914,128	8.65%	$863,955	8.79%
Total risk-based capital	1,173,073	11.10	1,049,615	10.68
Total risk-based capital “well-capitalized” requirement	1,056,694	10.00	982,821	10.00
Excess total risk-based capital over “well-capitalized” requirement	116,379	1.10	66,794.68

Website Information

A live webcast of TCF’s conference call to discuss 2006 earnings will be hosted at TCF’s website, www.tcfbank.com, on January 24, 2007 at 10:00 a.m., CT.  Additionally, the webcast is available for replay at TCF’s website after the conference call.  The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $14.7 billion in total assets.  TCF has 453 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana and Arizona.  Other TCF affiliates provide leasing and equipment finance, and investments and insurance sales.

Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance.  In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others.  Forward-looking statements deal with matters that do not relate strictly to historical facts.  TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties.  These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; an inability to increase the number of deposit accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments; adverse findings in tax audits or regulatory examinations; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios, including declines in commercial or residential real estate values; imposition of vicarious liability on TCF as lessor in its leasing operations; denial of insurance coverage for claims made by TCF; technological, computer-related or operational difficulties or loss or theft of information; adverse changes in securities markets; and results of litigation, including reductions in card revenues resulting from litigation brought by various merchants or merchant organizations against Visa; or other significant uncertainties.  Investors should consult TCF’s Annual Report on Form 10-K, and Forms 10-Q and 8-K for additional important information about the Company.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended December 31,		Change
	2006	2005	$	%
Interest income:
Loans and leases	$204,150	$171,436	$32,714	19.1
Securities available for sale	24,699	20,766	3,933	18.9
Education loans held for sale	3,019	3,342	(323)	(9.7)
Investments	1,173	841	332	39.5
Total interest income	233,041	196,385	36,656	18.7
Interest expense:
Deposits	55,996	34,283	21,713	63.3
Borrowings	41,158	32,820	8,338	25.4
Total interest expense	97,154	67,103	30,051	44.8
Net interest income	135,887	129,282	6,605	5.1
Provision for credit losses	10,073	5,396	4,677	86.7
Net interest income after provision for credit losses	125,814	123,886	1,928	1.6
Non-interest income:
Fees and service charges	66,735	67,628	(893)	(1.3)
Card revenue	23,485	21,419	2,066	9.6
ATM revenue	9,019	9,557	(538)	(5.6)
Investments and insurance revenue	2,087	2,339	(252)	(10.8)
Subtotal	101,326	100,943	383.4
Leasing and equipment finance	15,165	15,405	(240)	(1.6)
Other	2,340	8,590	(6,250)	(72.8)
Fees and other revenue	118,831	124,938	(6,107)	(4.9)
Gains on sales of securities available for sale	-	-	-	-
Total non-interest income	118,831	124,938	(6,107)	(4.9)
Non-interest expense:
Compensation and employee benefits	85,811	82,700	3,111	3.8
Occupancy and equipment	29,905	27,819	2,086	7.5
Advertising and promotions	6,235	6,088	147	2.4
Operating lease depreciation	4,000	2,164	1,836	84.8
Other	39,610	37,860	1,750	4.6
Total non-interest expense	165,561	156,631	8,930	5.7
Income before income tax expense	79,084	92,193	(13,109)	(14.2)
Income tax expense	25,351	26,653	(1,302)	(4.9)
Net income	$53,733	$65,540	$(11,807)	(18.0)

Net income per common share:
Basic	$.42	$.50	$(.08)	(16.0)
Diluted	$.42	$.50	$(.08)	(16.0)

Dividends declared per common share	$.23	$.2125	$.0175	8.2

Average common and common equivalent shares outstanding (in thousands):
Basic	128,209	131,447	(3,238)	(2.5)
Diluted	128,515	131,816	(3,301)	(2.5)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Year Ended December 31,		Change
	2006	2005	$	%
Interest income:
Loans and leases	$769,590	$636,172	$133,418	21.0
Securities available for sale	98,035	81,479	16,556	20.3
Education loans held for sale	15,009	10,921	4,088	37.4
Investments	3,504	3,450	54	1.6
Total interest income	886,138	732,022	154,116	21.1
Interest expense:
Deposits	195,324	97,406	97,918	100.5
Borrowings	153,284	116,926	36,358	31.1
Total interest expense	348,608	214,332	134,276	62.6
Net interest income	537,530	517,690	19,840	3.8
Provision for credit losses	20,689	8,586	12,103	141.0
Net interest income after provision for credit losses	516,841	509,104	7,737	1.5
Non-interest income:
Fees and service charges	270,166	262,636	7,530	2.9
Card revenue	92,084	79,803	12,281	15.4
ATM revenue	37,760	40,730	(2,970)	(7.3)
Investments and insurance revenue	10,695	10,665	30.3
Subtotal	410,705	393,834	16,871	4.3
Leasing and equipment finance	53,004	47,387	5,617	11.9
Other	25,755	26,350	(595)	(2.3)
Fees and other revenue	489,464	467,571	21,893	4.7
Gains on sales of securities available for sale	-	10,671	(10,671)	(100.0)
Total non-interest income	489,464	478,242	11,222	2.3
Non-interest expense:
Compensation and employee benefits	341,857	326,526	15,331	4.7
Occupancy and equipment	114,618	103,900	10,718	10.3
Advertising and promotions	26,926	25,691	1,235	4.8
Operating lease depreciation	14,347	7,335	7,012	95.6
Other	151,449	143,484	7,965	5.6
Total non-interest expense	649,197	606,936	42,261	7.0
Income before income tax expense	357,108	380,410	(23,302)	(6.1)
Income tax expense	112,165	115,278	(3,113)	(2.7)
Net income	$244,943	$265,132	$(20,189)	(7.6)

Net income per common share:
Basic	$1.90	$2.00	$(.10)	(5.0)
Diluted	$1.90	$2.00	$(.10)	(5.0)

Dividends declared per common share	$.92	$.85	$.0700	8.2

Average common and common equivalent shares outstanding (in thousands):
Basic	129,010	132,379	(3,369)	(2.5)
Diluted	129,225	132,742	(3,517)	(2.6)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At
	December 31,	December 31,	Change
	2006	2005	$	%
ASSETS

Cash and due from banks	$348,980	$374,701	$(25,721)	(6.9)
Investments	170,129	79,943	90,186	112.8
Securities available for sale	1,816,126	1,648,615	167,511	10.2
Education loans held for sale	144,574	229,820	(85,246)	(37.1)
Loans and leases:
Consumer home equity and other	5,945,077	5,206,275	738,802	14.2
Commercial real estate	2,390,653	2,297,500	93,153	4.1
Commercial business	551,995	435,203	116,792	26.8
Leasing and equipment finance	1,818,165	1,503,794	314,371	20.9
Subtotal	10,705,890	9,442,772	1,263,118	13.4
Residential real estate	627,790	770,441	(142,651)	(18.5)
Total loans and leases	11,333,680	10,213,213	1,120,467	11.0
Allowance for loan and lease losses	(58,543)	(55,823)	(2,720)	(4.9)
Net loans and leases	11,275,137	10,157,390	1,117,747	11.0
Premises and equipment	406,087	365,146	40,941	11.2
Goodwill	152,599	152,599	-	-
Other assets	356,102	380,380	(24,278)	(6.4)
	$14,669,734	$13,388,594	1,281,140	9.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$4,348,256	$4,298,145	$50,111	1.2
Savings	2,351,580	2,238,562	113,018	5.0
Money market	585,779	677,028	(91,249)	(13.5)
Subtotal	7,285,615	7,213,735	71,880	1.0
Certificates of deposit	2,483,635	1,915,620	568,015	29.7
Total deposits	9,769,250	9,129,355	639,895	7.0
Short-term borrowings	214,112	472,126	(258,014)	(54.6)
Long-term borrowings	3,374,428	2,511,010	863,418	34.4
Total borrowings	3,588,540	2,983,136	605,404	20.3
Accrued expenses and other liabilities	278,570	277,631	939.3
Total liabilities	13,636,360	12,390,122	1,246,238	10.1
Stockholders’ equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 131,660,749 and 184,386,193 shares issued	1,317	1,844	(527)	(28.6)
Additional paid-in capital	343,744	476,884	(133,140)	(27.9)
Retained earnings, subject to certain restrictions	784,011	1,536,611	(752,600)	(49.0)
Accumulated other comprehensive loss	(34,926)	(21,215)	(13,711)	(64.6)
Treasury stock at cost, 1,242,413 and 50,609,970 shares, and other	(60,772)	(995,652)	934,880	93.9
Total stockholders’ equity	1,033,374	998,472	34,902	3.5
	$14,669,734	$13,388,594	1,281,140	9.6

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses:

	At or For the Year Ended December 31, 2006				At or For the Year Ended December 31, 2005
		Allowance		Net Charge-offs		Allowance	Net Charge-offs
		as a % of		(Recoveries)		as a % of	(Recoveries)
	Allowance	Portfolio	$	%	Allowance	Portfolio	$	%
Consumer home equity	$12,615.21%		$7,346.13%		$10,017.19%		$4,892.10%
Consumer other	2,211	3.54	4,802	N.M.	2,053	3.57	3,970	N.M.
Total consumer	$14,826.25		$12,148.22		$12,070.23		$8,862.19
Commercial real estate	22,662.95			189.01	21,222.92		(8)	-
Commercial business	7,503	1.36		469.09	6,602	1.52	(2,173)	(.51)
Leasing and equipment finance	12,990.71			4,892.29	15,313	1.02	21,384	1.50
Residential real estate	562.09			271.04	616.08		91.01
Total	$58,543.52		$17,969.17		$55,823.55		$28,156.29

Quarterly Net Charge-Offs:

	Quarter Ended					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2006	2006	2006	2006	2005	2006	2005

Consumer home equity	$3,100	$1,615	$1,232	$1,399	$1,784	$1,485	$1,316
Consumer other	1,611	2,340	1,167	(316)	2,062	(729)	(451)
Total consumer	$4,711	$3,955	$2,399	$1,083	$3,846	$756	$865
Commercial real estate	(28)	148	-	69	(76)	(176)	48
Commercial business	168	(23)	170	154	157	191	11
Leasing and equipment finance	1,611	745	1,705	831	167	866	1,444
Residential real estate	166	38	35	32	10	128	156
Total	$6,628	$4,863	$4,309	$2,169	$4,104	$1,765	$2,524

Quarterly Net Charge-Offs as a Percentage of Average Loans and Leases:

	Quarter Ended					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2006	2006	2006	2006	2005	2006	2005

Consumer home equity	.21%	.12%	.09%	.11%	.14%	.09%	.07%
Total consumer	.32	.28	.18	.08	.30	.04	.02
Commercial real estate	-	.02	-	.01	(.01)	(.02)	.01
Commercial business	.13	(.02)	.14	.14	.15	.15	(.02)
Leasing and equipment finance	.36	.17	.42	.22	.05	.19	.31
Residential real estate	.10	.02	.02	.02	.01	.08	.09
Total	.24	.18	.16	.08	.16	.06	.08

Non-performing assets:

	At	At	At	Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2006	2006	2005	2006	2005
Non-accrual loans and leases:
Consumer home equity and other	$16,520	$12,363	$18,410	$4,157	$(1,890)
Commercial real estate	12,849	5,226	188	7,623	12,661
Commercial business	3,421	1,337	2,207	2,084	1,214
Leasing and equipment finance	7,596	6,133	6,434	1,463	1,162
Residential real estate	2,799	2,209	2,409	590	390
Total non-accrual loans and leases	43,185	27,268	29,648	15,917	13,537
Other real estate owned:
Residential real estate	19,899	20,712	14,877	(813)	5,022
Commercial real estate	2,554	7,156	2,834	(4,602)	(280)
Total other real estate owned	22,453	27,868	17,711	(5,415)	4,742
Total non-performing assets	$65,638	$55,136	$47,359	$10,502	$18,279

N.M.  Not meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Over 30-day delinquency data (1):

	At December 31, 2006		At September 30, 2006		At December 31, 2005
	Principal	% of	Principal	% of	Principal	% of
	Balances	Portfolio	Balances	Portfolio	Balances	Portfolio
Consumer home equity and other	$34,313.58%		$25,808.45%		$18,556.36%
Commercial real estate	18,072.76		4,697.19		10,038.44
Commercial business	762.14		340.06		819.19
Leasing and equipment finance	8,499.47		8,849.51		6,182.41
Residential real estate	10,047	1.61	10,018	1.52	8,009	1.04
Total	$71,693.63		$49,712.45		$43,604.43

	At	At	At	Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2006	2006	2005	2006	2005
Accruing loans and leases 90 or more days past due	$12,164	$9,243	$6,475	$2,921	$5,689

Potential Problem Loans and Leases (2):

	At	At	At	Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2006	2006	2005	2006	2005
Commercial real estate	$43,216	$25,878	$35,341	$17,338	$7,875
Commercial business	11,664	12,493	11,793	(829)	(129)
Leasing and equipment finance	11,265	11,707	7,648	(442)	3,617
	$66,145	$50,078	$54,782	$16,067	$11,363

(1)   Excludes non-accrual loans and leases.

(2)   Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability,  that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

N.M.  Not meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,
	2006			2005
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS

Investments	$101,548	$1,173	4.59%	$83,027	$841	4.03%
Securities available for sale	1,840,649	24,699	5.37	1,577,967	20,766	5.26
Education loans held for sale	145,283	3,019	8.24	230,623	3,342	5.75
Loans and leases:
Consumer home equity:
Fixed-rate	4,293,070	74,869	6.92	2,944,673	49,457	6.66
Variable-rate	1,502,537	33,636	8.88	2,120,363	41,059	7.68
Consumer - other	40,119	1,042	10.30	34,544	834	9.58
Total consumer home equity and other	5,835,726	109,547	7.45	5,099,580	91,350	7.11
Commercial real estate:
Fixed- and adjustable-rate	1,718,735	28,220	6.51	1,451,488	22,550	6.16
Variable-rate	692,497	13,761	7.88	809,855	13,786	6.75
Total commercial real estate	2,411,232	41,981	6.91	2,261,343	36,336	6.37
Commercial business:
Fixed- and adjustable-rate	152,018	2,488	6.49	106,974	1,591	5.90
Variable-rate	384,360	7,320	7.56	321,436	5,196	6.41
Total commercial business	536,378	9,808	7.25	428,410	6,787	6.29
Leasing and equipment finance	1,771,231	33,462	7.56	1,461,491	25,590	7.00
Subtotal	10,554,567	194,798	7.33	9,250,824	160,063	6.87
Residential real estate	643,087	9,352	5.81	792,245	11,373	5.73
Total loans and leases	11,197,654	204,150	7.25	10,043,069	171,436	6.78

Total interest-earning assets	13,285,134	233,041	6.98	11,934,686	196,385	6.54

Other assets	1,160,876			1,139,016

Total assets	$14,446,010			$13,073,702

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,457,265			$1,492,418
Small business	629,011			623,310
Commercial and custodial	206,034			295,910
Total non-interest bearing deposits	2,292,310			2,411,638
Interest-bearing deposits:
Premier checking	1,042,361	8,196	3.12	827,742	6,201	2.97
Other checking	813,851	464.23		936,517	550.23
Subtotal	1,856,212	8,660	1.85	1,764,259	6,751	1.52
Premier savings	1,014,427	11,073	4.33	640,444	5,906	3.66
Other savings	1,299,319	3,473	1.06	1,475,505	3,025.81
Subtotal	2,313,746	14,546	2.49	2,115,949	8,931	1.67
Money market	593,961	4,179	2.79	649,123	2,914	1.78
Subtotal	4,763,919	27,385	2.28	4,529,331	18,596	1.63
Certificates of deposit	2,470,659	28,611	4.59	1,886,787	15,687	3.29
Total interest-bearing deposits	7,234,578	55,996	3.07	6,416,118	34,283	2.12

Total deposits	9,526,888	55,996	2.33	8,827,756	34,283	1.54

Borrowings:
Short-term borrowings	520,883	7,026	5.35	739,372	7,630	4.09
Long-term borrowings	3,039,011	34,132	4.46	2,207,711	25,190	4.53
Total borrowings	3,559,894	41,158	4.59	2,947,083	32,820	4.42

Total deposits and borrowings	13,086,782	97,154	2.94	11,774,839	67,103	2.26

Other liabilities	319,740			331,095

Total liabilities	13,406,522			12,105,934

Stockholders’ equity	1,039,488			967,768

Total liabilities and stockholders’ equity	$14,446,010			$13,073,702

Net interest income and margin		$135,887	4.07%		$129,282	4.31%

(1) Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2006			2005
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS

Investments	$78,511	$3,504	4.46%	$95,349	$3,450	3.62%
Securities available for sale	1,833,359	98,035	5.35	1,569,808	81,479	5.19
Education loans held for sale	210,992	15,009	7.11	214,588	10,921	5.09
Loans and leases:
Consumer home equity:
Fixed-rate	3,851,117	263,157	6.83	2,304,340	154,241	6.69
Variable-rate	1,659,544	143,576	8.65	2,450,634	171,133	6.98
Consumer - other	36,711	3,717	10.13	34,763	3,213	9.24
Total consumer home equity and other	5,547,372	410,450	7.40	4,789,737	328,587	6.86
Commercial real estate:
Fixed- and adjustable-rate	1,665,531	105,089	6.31	1,385,905	85,214	6.15
Variable-rate	721,871	55,239	7.65	826,934	49,561	5.99
Total commercial real estate	2,387,402	160,328	6.72	2,212,839	134,775	6.09
Commercial business:
Fixed- and adjustable-rate	134,560	8,471	6.30	85,390	4,959	5.81
Variable-rate	373,690	27,619	7.39	340,314	19,575	5.75
Total commercial business	508,250	36,090	7.10	425,704	24,534	5.76
Leasing and equipment finance	1,659,807	122,292	7.37	1,423,264	97,596	6.86
Subtotal	10,102,831	729,160	7.22	8,851,544	585,492	6.61
Residential real estate	696,086	40,430	5.81	885,735	50,680	5.72
Total loans and leases	10,798,917	769,590	7.13	9,737,279	636,172	6.53

Total interest-earning assets	12,921,779	886,138	6.86	11,617,024	732,022	6.30

Other assets	1,141,934			1,113,850

Total assets	$14,063,713			$12,730,874

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,513,121			$1,548,027
Small business	609,907			585,860
Commercial and custodial	232,725			311,497
Total non-interest bearing deposits	2,355,753			2,445,384
Interest-bearing deposits:
Premier checking	1,001,024	31,539	3.15	641,672	15,910	2.48
Other checking	864,316	2,017.23		1,026,017	2,067.20
Subtotal	1,865,340	33,556	1.80	1,667,689	17,977	1.08
Premier savings	899,067	37,275	4.15	427,070	13,246	3.10
Other savings	1,376,182	12,797.93		1,558,423	9,419.60
Subtotal	2,275,249	50,072	2.20	1,985,493	22,665	1.14
Money market	620,844	15,216	2.45	640,576	7,640	1.19
Subtotal	4,761,433	98,844	1.39	4,293,758	48,282	1.12
Certificates of deposit	2,291,002	96,480	4.21	1,740,440	49,124	2.82
Total interest-bearing deposits	7,052,435	195,324	2.77	6,034,198	97,406	1.61

Total deposits	9,408,188	195,324	2.08	8,479,582	97,406	1.15

Borrowings:
Short-term borrowings	596,852	30,041	5.03	917,665	29,830	3.25
Long-term borrowings	2,752,847	123,243	4.48	2,038,561	87,096	4.27
Total borrowings	3,349,699	153,284	4.58	2,956,226	116,926	3.96

Total deposits and borrowings	12,757,887	348,608	2.73	11,435,808	214,332	1.87

Other liabilities	300,930			349,216

Total liabilities	13,058,817			11,785,024

Stockholders’ equity	1,004,896			945,850

Total liabilities and stockholders’ equity	$14,063,713			$12,730,874

Net interest income and margin		$537,530	4.16%		$517,690	4.46%

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2006	2006	2006	2006	2005
Interest income:
Loans and leases	$204,150	$199,469	$188,988	$176,983	$171,436
Securities available for sale	24,699	24,481	25,156	23,699	20,766
Education loans held for sale	3,019	3,438	4,205	4,347	3,342
Investments	1,173	862	792	677	841
Total interest income	233,041	228,250	219,141	205,706	196,385
Interest expense:
Deposits	55,996	53,234	46,247	39,847	34,283
Borrowings	41,158	39,983	37,452	34,691	32,820
Total interest expense	97,154	93,217	83,699	74,538	67,103
Net interest income	135,887	135,033	135,442	131,168	129,282
Provision for credit losses	10,073	5,288	4,177	1,151	5,396
Net interest income after provision for credit losses	125,814	129,745	131,265	130,017	123,886
Non-interest income:
Fees and service charges	66,735	70,777	71,099	61,555	67,628
Card revenue	23,485	24,353	22,984	21,262	21,419
ATM revenue	9,019	9,880	9,762	9,099	9,557
Investments and insurance revenue	2,087	3,226	2,894	2,488	2,339
Subtotal	101,326	108,236	106,739	94,404	100,943
Leasing and equipment finance	15,165	13,372	12,552	11,915	15,405
Other	2,340	7,904	4,331	11,180	8,590
Fees and other revenue	118,831	129,512	123,622	117,499	124,938
Gains on sales of securities available for sale	—	—	—	—	—
Total non-interest income	118,831	129,512	123,622	117,499	124,938
Non-interest expense:
Compensation and employee benefits	85,811	84,795	85,083	86,168	82,700
Occupancy and equipment	29,905	28,664	27,998	28,051	27,819
Advertising and promotions	6,235	8,220	6,755	5,716	6,088
Operating lease depreciation	4,000	3,779	3,405	3,163	2,164
Other	39,610	36,931	37,725	37,182	37,860
Total non-interest expense	165,561	162,389	160,966	160,280	156,631
Income before income tax expense	79,084	96,868	93,921	87,236	92,193
Income tax expense	25,351	30,941	26,860	29,014	26,653
Net income	53,733	$65,927	$67,061	$58,222	$65,540

Net income per common share:
Basic	$.42	$.51	$.52	$.45	$.50
Diluted	$.42	$.51	$.52	$.45	$.50

Dividends declared per common share	$.23	$.23	$.23	$.23	$.2125

Financial Ratios:

Return on average assets (1)	1.49%	1.86%	1.92%	1.71%	2.01%
Return on average common equity (1)	20.68	26.44	27.75	23.82	27.09
Net interest margin (1)	4.07	4.11	4.22	4.25	4.31
Net charge-offs as a percentage of average loans and leases (1)	.24	.18	.16	.08	.16
Average total equity to average assets	7.20%	7.02%	6.92%	7.18%	7.40%

(1) Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2006	2006	2006	2006	2005
ASSETS

Cash and due from banks	$316,389	$322,484	$325,715	$332,293	$346,555
Investments	101,548	72,393	69,176	70,655	83,027
Securities available for sale	1,840,649	1,829,917	1,880,671	1,781,586	1,577,967
Education loans held for sale	145,283	190,724	228,492	281,185	230,623
Loans and leases:
Consumer home equity:
Fixed-rate	4,293,070	4,027,680	3,721,249	3,350,168	2,944,673
Variable-rate	1,502,537	1,585,487	1,689,402	1,865,549	2,120,363
Consumer - other	40,119	36,978	34,854	34,833	34,544
Total consumer home equity and other	5,835,726	5,650,145	5,445,505	5,250,550	5,099,580
Commercial real estate:
Fixed- and adjustable-rate	1,718,735	1,699,431	1,672,865	1,569,077	1,451,488
Variable-rate	692,497	709,806	725,560	760,502	809,855
Total commercial real estate	2,411,232	2,409,237	2,398,425	2,329,579	2,261,343
Commercial business:
Fixed- and adjustable-rate	152,018	142,293	127,702	115,745	106,974
Variable-rate	384,360	403,070	372,828	333,619	321,436
Total commercial business	536,378	545,363	500,530	449,364	428,410
Leasing and equipment finance	1,771,231	1,707,045	1,624,781	1,533,034	1,461,491
Subtotal	10,554,567	10,311,790	9,969,241	9,562,527	9,250,824
Residential real estate	643,087	676,454	714,433	751,782	792,245
Total loans and leases	11,197,654	10,988,244	10,683,674	10,314,309	10,043,069
Allowance for loan and lease losses	(56,440)	(55,079)	(55,085)	(55,121)	(55,107)
Net loans and leases	11,141,214	10,933,165	10,628,589	10,259,188	9,987,962
Premises and equipment	400,812	388,099	381,174	372,746	358,505
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	347,516	321,465	305,771	364,808	336,464
	$14,446,010	$14,210,846	$13,972,187	$13,615,060	$13,073,702

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest-bearing deposits:
Retail	$1,457,265	$1,484,651	$1,557,933	$1,554,007	$1,492,418
Small business	629,011	615,119	604,776	590,240	623,310
Commercial and custodial	206,034	209,365	234,188	282,409	295,910
Total non-interest bearing deposits	2,292,310	2,309,135	2,396,897	2,426,656	2,411,638
Interest-bearing deposits:
Premier checking	1,042,361	1,021,560	1,000,749	938,055	827,742
Other checking	813,851	840,966	893,800	909,960	936,517
Subtotal	1,856,212	1,862,526	1,894,549	1,848,015	1,764,259
Premier savings	1,014,427	942,760	855,979	780,046	640,444
Other savings	1,299,319	1,350,659	1,415,767	1,440,818	1,475,505
Subtotal	2,313,746	2,293,419	2,271,746	2,220,864	2,115,949
Money market	593,961	609,997	610,766	669,602	649,123
Subtotal	4,763,919	4,765,942	4,777,061	4,738,481	4,529,331
Certificates of deposit	2,470,659	2,431,364	2,249,694	2,005,639	1,886,787
Total interest-bearing deposits	7,234,578	7,197,306	7,026,755	6,744,120	6,416,118
Total deposits	9,526,888	9,506,441	9,423,652	9,170,776	8,827,756
Borrowings:
Short-term borrowings	520,883	619,683	573,418	674,868	739,372
Long-term borrowings	3,039,011	2,780,532	2,703,623	2,481,793	2,207,711
Total borrowings	3,559,894	3,400,215	3,277,041	3,156,661	2,947,083
Accrued expenses and other liabilities	319,740	306,971	304,875	310,038	331,095
Total liabilities	13,406,522	13,213,627	13,005,568	12,637,475	12,105,934
Stockholders’ equity:
Common stock	1,534	1,842	1,842	1,843	1,844
Additional paid-in capital	395,237	468,271	467,768	469,062	475,334
Retained earnings	1,129,892	1,611,335	1,573,856	1,541,523	1,510,336
Accumulated other comprehensive loss	(23,804)	(37,225)	(48,838)	(24,638)	(24,157)
Treasury stock at cost and other	(463,371)	(1,047,004)	(1,028,009)	(1,010,205)	(995,589)
	1,039,488	997,219	966,619	977,585	967,768
	$14,446,010	$14,210,846	$13,972,187	$13,615,060	$13,073,702

Supplemental Information:
Securities available for sale	$1,840,649	$1,829,917	$1,880,671	$1,781,586	$1,577,967
Residential real estate loans	643,087	676,454	714,433	751,782	792,245
Total securities available for sale and residential real estate loans	$2,483,736	$2,506,371	$2,595,104	$2,533,368	$2,370,212

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2006	2006	2006	2006	2005

ASSETS

Investments	4.59%	4.74%	4.59%	3.86%	4.03%
Securities available for sale	5.37	5.35	5.35	5.32	5.26
Education loans held for sale	8.24	7.15	7.38	6.27	5.75
Loans and leases:
Consumer home equity:
Fixed-rate	6.92	6.87	6.80	6.72	6.66
Variable-rate	8.88	8.91	8.69	8.20	7.68
Consumer - other	10.30	10.31	10.60	9.23	9.58
Total consumer home equity and other	7.45	7.46	7.41	7.26	7.11
Commercial real estate:
Fixed- and adjustable-rate	6.51	6.29	6.24	6.18	6.16
Variable-rate	7.88	7.97	7.60	7.18	6.75
Total commercial real estate	6.91	6.78	6.65	6.51	6.37
Commercial business:
Fixed- and adjustable-rate	6.49	6.32	6.18	6.13	5.90
Variable-rate	7.56	7.60	7.47	6.85	6.41
Total commercial business	7.25	7.27	7.14	6.66	6.29
Leasing and equipment finance	7.56	7.54	7.23	7.12	7.00
Subtotal	7.33	7.31	7.18	7.03	6.87
Residential real estate	5.81	5.81	5.80	5.80	5.73
Total loans and leases	7.25	7.21	7.09	6.94	6.78

Total interest-earning assets	6.98	6.94	6.83	6.68	6.54

LIABILITIES

Interest-bearing deposits:
Premier checking	3.12	3.26	3.18	3.04	2.97
Other checking	.23	.23	.23	.25	.23
Subtotal	1.85	1.89	1.79	1.67	1.52
Premier savings	4.33	4.33	4.04	3.79	3.66
Other savings	1.06	.95	.84	.88	.81
Subtotal	2.49	2.34	2.04	1.90	1.67
Money market	2.79	2.64	2.25	2.15	1.78
Subtotal	2.28	2.21	1.97	1.85	1.63
Certificates of deposit	4.59	4.36	4.06	3.70	3.29
Total interest-bearing deposits	3.07	2.93	2.64	2.40	2.12

Total deposits	2.33	2.22	1.97	1.76	1.54

Borrowings:
Short-term borrowings	5.35	5.36	4.99	4.51	4.09
Long-term borrowings	4.46	4.51	4.50	4.44	4.53
Total borrowings	4.59	4.67	4.58	4.45	4.42
Total interest-bearing liabilities	2.94	2.86	2.64	2.45	2.26

Net interest margin	4.07%	4.11%	4.22%	4.25%	4.31%

(1) Annualized.